Exhibit 99.1

SEGA SAMMY Completes Acquisition of GAN Limited

Las Vegas/Nevada | May 27, 2025: GAN Limited (the “Company” or “GAN”) (NASDAQ: GAN), a leading North American B2B technology provider of real money internet gaming solutions and a leading International B2C operator of Internet sports betting, today announced that it has completed its merger with an affiliate of SEGA SAMMY HOLDINGS INC. (“SEGA SAMMY”).

SEGA SAMMY through its affiliated entity SEGA SAMMY CREATION INC. (“SSC”) acquired all of the outstanding securities of GAN for $1.97 per share in cash, which represents a premium of over 121% to GAN’s closing stock price on November 7, 2023 (the trading day prior to the announcement that GAN entered into a merger agreement with SSC). GAN’s ordinary shares will cease to be traded on the NASDAQ Global Stock Market effective as of the close of trading today.

Seamus McGill, GAN’s Chief Executive Officer, said, “Our acquisition by SSC is an exciting next step for GAN and the culmination of many years of hard work to deliver an unparalleled and unique gaming experience for our clients and players. GAN’s board of directors carefully evaluated a range of options to maximize shareholder value, and SSC’s recognition of the value of our assets and people leaves us confident that this transaction is in the best interest of our shareholders and provides a home for our assets to flourish. We look forward to seeing the company continuing to grow with the guidance of a global gaming and entertainment leader.”

Koichi Fukazawa, Senior Executive Vice President and Group CFO of SEGA SAMMY, stated “We are excited to be bringing the GAN team onboard. The team brings significant experience in the U.S. market, along with significant technical and development resources. This marks a new chapter in SEGA SAMMY’s operations, and we look forward to serving our customers with increased product offerings and resources”.

B. Riley Securities, Inc. served as financial advisor to GAN’s Special Committee and Board of Directors and Sheppard Mullin Richter & Hampton LLP is served as legal counsel to GAN. SMBC Nikko Securities served as SEGA SAMMY’s financial advisor and Greenberg Traurig acted as SEGA SAMMY’s legal counsel.

About GAN

GAN is a leading business-to-business supplier of internet gaming software-as-a-service solutions predominantly to the U.S. land-based casino industry. Coolbet, a division of GAN, is a market-leading operator of proprietary online sports betting technology with market leadership positions in select European and Latin American markets. GAN has developed a proprietary internet gaming enterprise software system, GameSTACK™, which it licenses to land-based casino operators as a turnkey technology solution for regulated real money internet gaming, encompassing internet gaming, internet sports gaming, and virtual Simulated Gaming. Additional information about GAN can be found online at www.GAN.com.

About SEGA SAMMY

SEGA SAMMY is the holding company of the SEGA SAMMY Group, a group of companies comprising the Entertainment Contents Business, which offers a diversity of fun through consumer and arcade game content, toys and animation; the Pachislot and Pachinko Machines Business, which conducts everything from development to sales of Pachinko/Pachislot machines; and the Gaming Business, which operates integrated resorts and develops casino gaming products and software.

SSC is a wholly-owned subsidiary of SEGA SAMMY. SSC, together with its wholly-owned subsidiary SEGA SAMMY CREATION USA Inc., develop, manufacture and distribute land-based and online/social casino gaming products and software.

Forward-Looking Statements

This press release contains “forward looking statements” regarding the closing of the merger and the expected timing thereof and other future related events. Such statements are based upon current estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Factors that could cause actual events to differ include, but are not limited to the failure to satisfy the closing conditions to the merger, including obtaining the approval of the merger and change in control of GAN by certain gaming authorities and other risks detailed in GAN’s filings with the SEC, including its proxy statement filed with the SEC on January 9, 2024. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. GAN undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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Investor Contacts:

GAN Robert Shore Vice President, IR and Capital Markets (610) 812-3519 rshore@GAN.com	Alpha IR Group Ryan Coleman (312) 445-2870 GAN@alpha-ir.com

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